NP 7/14/16

FOURTH AMENDMENT TO COMMON STOCK PURCHASE WARRANT
This Fourth Amendment to Common Stock Purchase Warrant (this “Amendment”), dated as of July 15, 2016, is being entered into by and between Digital Turbine USA, Inc. (f/k/a Digital Turbine, Inc.), a Delaware corporation (the “Company”), and North Atlantic SBIC IV, L.P., a Delaware limited partnership (the “Registered Holder”). Capitalized terms used in this Amendment without definition have the respective definitions ascribed to them in the Warrant (as defined below).
WHEREAS, the Company, Digital Turbine Media, Inc. (f/k/a Appia, Inc.) and the Registered Holder have executed and delivered that certain Securities Purchase Agreement, dated as of March 6, 2015 (as amended, the “Purchase Agreement”);
WHEREAS, the Company has issued its Common Stock Purchase Warrant to the Registered Holder on March 6, 2015 (the “Original Warrant”); the Original Warrant was amended by the Amendment to Common Stock Purchase Warrant, dated February 7, 2016, by the Second Amendment to Common Stock Purchase Warrant, dated May 6, 2016, and by the Third Amendment to Common Stock Purchase Warrant, dated June 15, 2016 (as the same may from time to time be further amended, modified, supplemented or restated, the “Warrant”); and
WHEREAS, the Company and the Registered Holder have agreed to further amend the Warrant as set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
Section 1.AMENDMENT TO WARRANT. The first sentence of Section 1 of the Warrant is hereby deleted in its entirety and replaced with the following:
This Warrant shall become fully vested on August 29, 2016 (the “Vesting Date”) if, and only if, all interest, principal and other amounts owed to the Registered Holder pursuant to that certain Debenture issued by Appia on or about the date hereof (the “Obligations”) pursuant to the Purchase Agreement have not been paid in full on or before such Vesting Date.
Section 1.    EFFECTIVE DATE; CONDITIONS PRECEDENT. This Amendment will become effective upon (a) its execution by the Parties, (b) evidence, as reasonably requested by Purchaser, of the due execution and delivery of this Amendment by the Company and the power and authority of the Company to enter into this Amendment, and (c) receipt by Purchaser, in immediately available funds, of (i) Seventy-Five Thousand Dollars ($75,000) as an extension fee, and (ii) an amount equal to all other reasonable fees and expenses (including attorneys’ fees

317380709.1     - 1 -

NP 7/14/16

and expenses) incurred by Purchaser in connection with the preparation, negotiation and execution of this Amendment.
Section 2.    MISCELLANEOUS.
(A)    Generally. Sections 15 and 16 of the Warrant will apply to this Amendment as if the same were reproduced in this Amendment, mutatis mutandis.
(B)    Affirmation of Warrant. The parties hereby affirm all provisions of the Warrant as amended by this Amendment.
(C)    Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(D)    Counterparts: Electronic Signatures. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The Parties agree that this Amendment shall be legally binding upon the electronic transmission, including by facsimile or email, by each Party of a signed signature page to this Amendment to the other Parties.
(E)    Full Force and Effect; No Obligation for Other Amendments. Each of the Parties hereto confirms that this Amendment is intended to be a part of, and will serve as a valid, written amendment to, the Warrant. Except as otherwise set forth in this Amendment, this Amendment shall not, by implication or otherwise, alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Purchase Agreement, the Unconditional Secured Guaranty and Pledge Agreement, dated March 6, 2015, from DT USA to Purchaser, or any other instrument, document or agreement executed in connection therewith or referred to therein (collectively, the “Documents”), which are hereby ratified and affirmed in all respects and shall continue in full force and effect, and this Amendment will not operate as an extension or waiver by the parties to the Documents of any other condition, covenant, obligation, right, power or privilege under the Documents. This Amendment relates only to the specific matters covered herein, and shall not be considered to create a course of dealing or to otherwise obligate any party to the Documents to execute similar amendments or grant any waivers under the same or similar circumstances in the future.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

317380709.1     - 2 -

The parties hereto have executed this Amendment as of the date first written above.
DIGITAL TURBINE USA, INC.

By:	/s/ Andrew Schleimer Name: Andrew Schleimer Title: CFO

NORTH ATLANTIC SBIC IV, L.P.

By:	North Atlantic Investors SBIC IV, LLC General Partner

By:	/s/ David M. Coit Name: David M. Coit Title: Managing Director

[Signature Page to Fourth Amendment to Common Stock Purchase Warrant]
317380709.1